Exhibit 99.2

Sabre Corporation Announces Pricing of Senior Secured Notes Offering

SOUTHLAKE, Texas, November 20, 2025 — Sabre Corporation (“Sabre”) (Nasdaq: SABR) today priced an offering by its wholly-owned subsidiary Sabre Financial Borrower, LLC (“Sabre Financial”) of $1,000,000,000 aggregate principal amount of 11.125% Senior Secured Notes due 2029 (the “Secured Notes”). The offering of the Secured Notes is expected to close on December 5, 2025, subject to customary closing conditions.

The Secured Notes will pay interest semi-annually in arrears, at a rate of 11.125% per year, and will mature on June 15, 2029. The Secured Notes will be guaranteed, jointly and severally, on a secured basis by Sabre Financing Holdings LLC (“Sabre Financing”), Sabre Financial’s direct parent company, and, up to an amount of $400 million, certain of Sabre’s existing and future foreign subsidiaries (“Foreign Guarantors”). The Secured Notes and related note guarantees will be secured up to an amount of $400 million, subject to permitted liens, by a first-priority security interest in substantially all present and hereafter acquired property and assets of Foreign Guarantors (other than certain excluded assets). In addition, the collateral will also consist of a pledge by Sabre Financial of its loan receivables under the intercompany loan described below and a pledge of all equity interests in Sabre Financial held by Sabre Financing. Certain Foreign Guarantor guarantees and collateral will be granted after the issue date of the Secured Notes.

Sabre Financial will use the gross proceeds from the sale of the Secured Notes to fund an intercompany loan to Sabre GLBL, Inc. (“Sabre GLBL”). Sabre GLBL intends to use the proceeds from the intercompany loan, together with cash on hand, to prepay, redeem, repurchase or extend certain of its existing indebtedness in the open market, in privately negotiated transactions, through tender or exchange offers, or otherwise, including pursuant to the Sabre GLBL’s concurrently announced offers to exchange certain of Sabre GLBL’s existing secured notes and refinancing of certain Sabre GLBL’s existing term loans, and/or pursuant to the terms of the agreements governing such indebtedness, as well as to pay related accrued and unpaid interest, premium, fees and expenses.

The Secured Notes and the related note guarantees have been offered in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Secured Notes and the related note guarantees have not been, and will not be, registered under the Securities Act or any state securities laws. The Secured Notes and the related note guarantees may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Secured Notes or any other security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of the Secured Notes were made only by means of a private offering circular. In addition, this press release does not constitute an offer to exchange or the solicitation of an offer to exchange any secured notes in Sabre GLBL’s concurrent notes exchange offers, and shall not constitute an offer, solicitation or exchange in any jurisdiction in which, or to any persons to whom, such offering, solicitation or exchange would be unlawful.

About Sabre

Sabre Corporation is a leading technology company that takes on the biggest opportunities and solves the most complex challenges in travel. Sabre harnesses speed, scale and insights to build tomorrow’s technology today – empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Headquartered in Southlake, Texas, USA, with employees across the world, Sabre serves customers in more than 160 countries globally.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. Any statements that are not historical or current facts are forward-looking statements, including those related to the terms, timing and completion of the offering of the Secured Notes and the use of the proceeds therefrom. In many cases, you can identify forward-looking statements by terms such as “expects,” “outlook,” “intends,” “will,” “may,” “believes,” “pro forma,” “normalized,” “plans,” “predicts,” “potential,” “estimates,” “intends,” “should,” “could,” “anticipates,” “likely,” “commit,” “guidance,” “anticipate,” “incremental,” “provisional,” “preliminary,” “forecast,” “continue,” “strategy,” “confidence,” “objective,” “project,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. There can be no assurance that the offering of the Secured Notes will be consummated on the terms described herein or at all. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 7, 2025, and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SABR-F

Media Contacts:

Cassidy Smith-Broyles

Cassidy.Smith-Broyles@sabre.com

sabrenews@sabre.com

Investors:

Roushan Zenooz

sabre.investorrelations@sabre.com